As filed with the Securities and Exchange Commission on February 10, 2026

Registration No. 333-293111

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

FORM S-1 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KARBON-X CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	87-2882342
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6575 West Loop South, Suite 500

Bellaire, TX 77401

(Address of principal executive offices) (Zip code)

Chad Clovis

Karbon-X Corp.

6575 West Loop South, Suite 500

Bellaire, TX 77401

(Name and address of agent for service) (844) 462-3637

(Telephone number, including area code, of agent for service)

Copies to:

M. Richard Cutler

6575 West Loop South, Suite 500

Bellaire, TX 77401

(713) 888-0040

EXPLANATORY NOTE:  This Amendment to the Registration Statement on Form S-1 originally filed on February 2, 2026 is being filed solely for the purpose of additional language in an updated Exhibit 5.2 which is the auditors consent from Fruci & Associates II, PLLC

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Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed with this Registration Statement:

Exhibit No.	Description
3.1

Articles of lncorporation of Cocoluv, Inc. dated September 13, 2017 (incorporated by reference to Exhibit 3.1 of the Company’s annual report filing on Form 10-K filed with the Securities and Exchange Commission on September 15, 2025).

3.2

Articles of Amendment of Cocoluv, Inc. April 22, 2022 (incorporated by reference to Exhibit 3.2 of the Company’s annual report filing on Form 10-K filed with the Securities and Exchange Commission on September 15, 2025).

3.3	Bylaws (incorporated by reference to Exhibit 3.3 of the Company’s annual report filing on Form 10-K filed with the Securities and Exchange Commission on September 15, 2025).
5.1	Opinion of Cutler Law Group, P.C.. (incorporated by reference to Exhibit 5.1 of the Company’s Registration Statement filing on Form S-1 on February 2, 2026).
5.2*	Consent of independent registered public accounting firm Fruci & Associates II, PLLC
5.3	Consent of Cutler Law Group, P.C. (included in Exhibit 5.1).
10.1

Reorganization Agreement among Karbon-X Corp., Karbon-X Project and Reymund Guillermo dated as of February 21, 2022. (incorporated by reference to Exhibit 3.1(i) of the Company’s filing on Form 8-K filed with the Securities and Exchange Commission on July 1, 2022) (incorporated by reference to Exhibit 10.1 of the Company’s annual report filing on Form 10-K filed with the Securities and Exchange Commission on September 15, 2025).

10.2

Employment Agreement dated February 17, 2022 between the Company and Chad Clovis (incorporated by reference to Exhibit 3.1(i) of the Company’s filing on Form 8-K filed with the Securities and Exchange Commission on July 1, 2022) (incorporated by reference to Exhibit 10.2 of the Company’s annual report filing on Form 10-K filed with the Securities and Exchange Commission on September 15, 2025).

10.3

Employment Agreement dated February 17, 2022 between the Company and Marita Dautel (incorporated by reference to Exhibit 3.1(i) of the Company’s filing on Form 8-K filed with the Securities and Exchange Commission on July 1, 2022) (incorporated by reference to Exhibit 10.3 of the Company’s annual report filing on Form 10-K filed with the Securities and Exchange Commission on September 15, 2025).

10.4

Commercial Lease Agreement dated May 6, 2022 between the Company and 459063 Ltd. (incorporated by reference to Exhibit 3.1(i) of the Company’s filing on Form 8-K filed with the Securities and Exchange Commission on July 1, 2022) (incorporated by reference to Exhibit 10.4 of the Company’s annual report filing on Form 10-K filed with the Securities and Exchange Commission on September 15, 2025).

10.5

Karbon-X Corp. 2024 Employees, Officers’, Directors’ and Consultants’ Stock Option Plan, as amended (incorporated by reference to Exhibit 10.5 of the Company’s annual report filing on Form 10-K filed with the Securities and Exchange Commission on September 15, 2025).

10.6

Joint Venture Agreement dated November 15, 2022 among Karbon-X Project, Silviculture Systems Corp. and 4EverForest Foundation. (incorporated by reference to Exhibit 10.5 of the Company’s annual report filing on Form 10-K filed with the Securities and Exchange Commission on September 15, 2025).

10.7

Joint Venture Partnership Agreement dated August 2023, among Karbon-X Corp., Metis Settlements Development Corporation, and Asokan Generational Developments Ltd.,  (incorporated by reference to Exhibit 10.7 of the Company’s annual report filing on Form 10-K filed with the Securities and Exchange Commission on September 15, 2025).

10.8

Acquisition Agreement dated May 31, 2023 among Karbon-X Project, Silviculture Systems Corp. and 4EverForest Foundation. (incorporated by reference to Exhibit 10.8 of the Company’s annual report filing on Form 10-K filed with the Securities and Exchange Commission on September 15, 2025).

10.9

Carbon Credit Purchase Agreement effective as of October 14, 2024 between Karbon-X Corp. and Devvstream Holdings, Inc. (incorporated by reference to Exhibit 10.9 of the Company’s annual report filing on Form 10-K filed with the Securities and Exchange Commission on September 15, 2025).

10.10

Asset Purchase Agreement between Karbon-X Corp. and Allcot AG dated as of May 14, 2025 (incorporated by reference to Exhibit 10.1 of the Company’s filing on Form 8-K filed with the Securities and exchange Commission on June 30, 2025. (incorporated by reference to Exhibit 10.10 of the Company’s annual report filing on Form 10-K filed with the Securities and Exchange Commission on September 15, 2025).

10.11

Securities Purchase Agreement dated as of September 30, 2025 between the Company and Labrys Fund II, L.P. (incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement filing on Form S-1 on February 2, 2026).

10.12

Promissory Note dated September 30, 2025 between the Company and Labrys Fund II, L.P. (incorporated by reference to Exhibit 10.12 of the Company’s Registration Statement filing on Form S-1 on February 2, 2026).

10.13

Securities Purchase Agreement dated as of October 31, 2025 between the Company and Firstfire Global Opportunities Fund, LLC.. (incorporated by reference to Exhibit 10.13 of the Company’s Registration Statement filing on Form S-1 on February 2, 2026).

10.14

Promissory Note dated October 31, 2025 between the Company and Firstfire Global Opportunities Fund, LLC. (incorporated by reference to Exhibit 10.14 of the Company’s Registration Statement filing on Form S-1 on February 2, 2026).

10.15

Securities Purchase Agreement dated as of October 30, 2025 between the Company and Jefferson Street Capital, LLC.. (incorporated by reference to Exhibit 10.15 of the Company’s Registration Statement filing on Form S-1 on February 2, 2026).

10.16

Promissory Note dated October 30, 2025 between the Company and Jefferson Street Capital, LLC. (incorporated by reference to Exhibit 10.16 of the Company’s Registration Statement filing on Form S-1 on February 2, 2026).

10.17

Note Purchase Agreement dated as of November 24, 2025 between the Company and Debtfund L.P. (incorporated by reference to Exhibit 10.17 of the Company’s Registration Statement filing on Form S-1 on February 2, 2026).

10.18

Promissory Note dated November 24, 2025 between the Company and Debtfund L.P. (incorporated by reference to Exhibit 10.18 of the Company’s Registration Statement filing on Form S-1 on February 2, 2026).

10.19

Securities Purchase Agreement dated as of January 8, 2026 between the Company and Mast Hill Fund L.P. (incorporated by reference to Exhibit 10,19 of the Company’s Registration Statement filing on Form S-1 on February 2, 2026).

10.20

Promissory Note dated as of January 8, 2026 between the Company and Mast Hill Fund L.P.. (incorporated by reference to Exhibit 10.20 of the Company’s Registration Statement filing on Form S-1 on February 2, 2026).

10.21

Maintenance Agreement dated as of January 8, 2026 between the Company and Mast Hill Fund L.P. (incorporated by reference to Exhibit 10.21 of the Company’s Registration Statement filing on Form S-1 on February 2, 2026).

10.22

Promissory Note issued in connection with the Maintenance Agreement dated as of January 8, 2026 between the Company and Mast Hill Fund L.P.. (incorporated by reference to Exhibit 10.22 of the Company’s Registration Statement filing on Form S-1 on February 2, 2026).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Company’s annual report filing on Form 10-K filed with the Securities and Exchange Commission on September 15, 2025).
101.INS*	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.CA*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).
107	Filing Fee Table

*Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellaire, State of Texas, on the 10th day of February 2026.

Karbon-X Corp.

Date: February 10, 2026	By:	/s/ Chad Clovis
Chad Clovis
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Chad Clovis	Chief Executive Officer and Director	February 10, 2026
Chad Clovis

/s/ Adriana Ebell	Acting Chief Financial Officer	February 10, 2026
Adriana Ebell

/s/ Brett Hull	Director	February 10, 2026
Brett Hull

/s/ Justin Bourque	Director	February 10, 2026
Justin Bourque

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